KPMG LLP Chartered Accountants PO Box 10426 777 Dunsmuir Street Vancouver BC V7Y 1K3 Canada	Telephone (604) 691-3000 Fax (604) 691-3031 Internet www.kpmg.ca

The Board of Directors
Farallon Resources Ltd.

Dear Sirs

We consent to the use of our report, dated August 23, 2005 included in this registration statement on Form 20-F.

Yours very truly

/s/ KPMG LLP

Vancouver, Canada
November 30, 2005

KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.